Exhibit 5.1

Baker & McKenzie LLP 815 Connecticut Avenue, N.W. Washington, DC 20006-4078 United States Tel: +1 202 452 7000 Fax: +1 202 452 7074 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East

& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh*

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Valencia

Washington, DC

*	Associated Firm
**	In cooperation with Trench, Rossi e Watanabe Advogados

September 6, 2017

Sotherly Hotels Inc.

Sotherly Hotels LP

410 W. Francis Street

Williamsburg, Virginia 23185

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Sotherly Hotels Inc., a Maryland corporation (the “Company”), and Sotherly Hotels LP, a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”), in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof jointly by the Company and the Operating Partnership with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities having an aggregate initial public offering price of up to $250,000,000 (collectively, the “Securities”): (i) shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”); (ii) shares of the preferred stock of the Company, par value $0.01 per share, in one or more series (the “Preferred Stock”); (iii) unsecured debt securities of the Company, in one or more series (the “Company Debt Securities”), which may be issued under an indenture (the “Company Indenture”); (iv) debt securities of the Operating Partnership, in one or more series (the “OP Debt Securities”, together with the Company Debt Securities, “Debt Securities”), which may be issued under an indenture (the “OP Indenture”, together with the Company Indenture, the “Indentures”); (v) unconditional guarantees to be issued by the Company (the “Guarantees”) of the OP Debt Securities; (vi) depositary shares representing fractional interests in shares of the Preferred Stock (the “Depositary Shares”), which may be issued pursuant to one or more deposit agreements proposed to be entered into between the Company and a bank or trust company to be named (each, a “Deposit Agreement”); (vii) warrants (the “Warrants”) to purchase Preferred Stock, Common Stock, Company Debt Securities or other securities of the Company, which may be issued pursuant to one or more warrant agreements proposed to be entered into between the Company and a warrant agent or agents to be named, to be sold separately or with Preferred Stock, Common Stock, Company Debt Securities, or other securities of the Company; (viii) rights (the “Rights”) to purchase Common Stock or Preferred Stock, issued under a separate rights agreement to be entered into between the Company and a bank or trust company, as rights agent; (ix) units of securities of the Company (the “Units”) consisting of any combination of the foregoing Securities, and (x) such indeterminate amount of Debt

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

Securities and number of shares of Preferred Stock, Common Stock and Depositary Shares as may be issued upon conversion, exchange or exercise of any Company Debt Securities, Preferred Stock, Depositary Shares or Warrants, including Preferred Stock, or Depositary Shares as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Securities”).

The Company Debt Securities, the OP Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Rights, the Units, and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Amendment and Restatement and the Second Amended and Restated Bylaws of the Company, each as amended and supplemented to the date hereof (the “Company Charter Documents”), (ii) Agreement of Limited Partnership, as amended, of the Operating Partnership (the “Partnership Agreement”) (iii) resolutions adopted by the board of directors of the Company, (iv) resolutions adopted by the general partner of the Operating Partnership, (v) the forms of each of the Indentures included as exhibits to the Registration Statement, (vi) the form of Registration Statement relating to the Offered Securities, and (vii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company and the Operating Partnership.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of the Company or the Operating Partnership) any document reviewed by us had authority to sign in such capacity, (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective under the Securities Act and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vii) a prospectus supplement will have been prepared and timely filed with the SEC describing the Offered Securities thereby and will comply with all applicable laws, (viii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (ix) the Indentures, together with any supplemental indenture relating to a series of Debt Securities to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, (x) with respect to Debt Securities, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on a

Form T-1 has been or will be filed with the SEC with respect to such trustee, (xi) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto, (xii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (xiii) with respect to Common Stock or Preferred Stock offered (including upon exercise, conversion or exchange of any Company Debt Securities, Warrants, Rights or Units and upon deposit thereof in connection with an offering of Depositary Shares), there will be sufficient Common Stock or Preferred Stock authorized under the Company’s Charter Documents and not otherwise reserved for issuance, (xiv) that any securities convertible or exercisable for any other Securities will be duly converted or exercised in accordance with their terms, (xv) that none of the Securities will be issued, sold or transferred in violation of any restriction or limitation contained in Article VII of the Company Charter Documents or any comparable provision in the Articles Supplementary creating any class or series of Preferred Stock, and (xvi) the Board and the general partner of the Operating Partnership have taken all necessary corporate action to approve the issuance and the terms of the offering and related matters.

We have also assumed that the Company and the Operating Partnership have complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Delaware, Maryland, and New York) in connection with the transactions contemplated by, and the performance of their obligations with respect to, the issuance of the Offered Securities. We have also assumed that the Offered Securities and each of the Indentures will be executed and delivered in substantially the form reviewed by us. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company and the Operating Partnership, as applicable, of, and the performance of their respective obligations under, the Indentures, the Offered Securities, any Deposit Agreement, any warrant agreement, any rights agreement and any unit agreement will not, violate, conflict with or constitute a default under (i) the Company Charter Documents, the Partnership Agreement of the Operating Partnership or any agreement or other instrument to which the Company, the Operating Partnership or their properties are subject, (ii) any law, rule or regulation to which the Company or the Operating Partnership is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (i) prior to the issuance of any Offered Securities, each of the Indentures, any Deposit Agreement, any warrant agreement, any rights agreement and any unit agreement, as applicable, and each certificate or other executed document evidencing Offered Securities, will be duly authorized, executed and delivered by the Company and the Operating Partnership, as applicable, under Maryland law and Delaware law, respectively (ii) the choice of New York law in each of the Indentures, any Deposit Agreement, and, if applicable, any warrant agreement, rights agreement or any unit agreement is legal and valid under the laws of any other applicable jurisdictions, (iii) the execution and delivery by the Company of each of the Indentures, any Deposit Agreement, any warrant agreement, any rights agreement, any unit agreement and each other certificate or executed document evidencing Offered Securities and the performance by the Company and the Operating Partnership of their obligations thereunder will not violate or conflict with any laws of the State of Maryland or Delaware, respectively, and (iv) the Company and the Operating Partnership will have otherwise complied with all aspects of the laws of the State of Maryland and Delaware, respectively, in connection with the issuance of the Offered Securities as contemplated by the Registration Statement.

Based on the foregoing, we are of the opinion that:

1. With respect to any series of Company Debt Securities to be offered pursuant to the Registration Statement (the “Offered Company Debt Securities”), when (i) the terms of the Offered Company Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, (ii) the Offered Company Debt Securities have been authorized, offered and sold in accordance with the applicable Indenture, the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the applicable Indenture has been duly executed and delivered by each party thereto and the Offered Company Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration, the Offered Company Debt Securities (including any Company Debt Securities duly issued upon conversion, exchange or exercise of any Company Debt Securities, Preferred Stock, Depositary Shares or Warrants), will be binding obligations of the Company.

2. With respect to any series of OP Debt Securities and the related Guarantees to be offered pursuant to the Registration Statement (the “Offered Operating Partnership Debt Securities and Related Guarantees”), when (i) the terms of the Offered Operating Partnership Debt Securities and Related Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture, (ii) the Offered Operating Partnership Debt Securities and Related Guarantees have been authorized, offered and sold in accordance with the applicable Indenture, the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the applicable Indenture has been duly executed and delivered by each party thereto and the Offered Operating Partnership Debt Securities and Related Guarantees have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration, the Offered Operating Partnership Debt Securities and Related Guarantees, will be binding obligations of the Operating Partnership and the Company, as applicable.

3. With respect to any shares of Common Stock to be offered pursuant to the Registration Statement (the “Offered Common Stock”), when (i) the Offered Common Stock has been authorized, offered and sold in accordance with the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (ii) the Offered Common Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor (which consideration per share is not less than the par value per share of Common Stock), the Offered Common Stock will be validly issued, fully paid and nonassessable.

4. With respect to any shares of Preferred Stock to be offered pursuant to the Registration Statement (the “Offered Preferred Stock”), when (i) the applicable certificate of designations has been duly authorized and executed by the Company and filed with the State Department of Assessments and Taxation of Maryland, (ii) the Offered Preferred Stock has been authorized, offered and sold in accordance with the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the Offered Preferred Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Preferred Stock will be validly issued, fully paid and nonassessable.

5. With respect to any Depositary Shares to be offered pursuant to the Registration Statement (the “Offered Depositary Shares”), when (i) the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company and depositary party thereto, (ii) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement relating to such Offered Depositary Shares, (iii) the Offered Depositary Shares have been authorized, offered and sold in accordance with the applicable Deposit Agreement, the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, (iv) the Preferred Stock relating to such Offered Depositary Shares have been duly issued and deposited with the depositary, (v) the receipts evidencing such Offered Depositary Shares are duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement, and (vi) the Offered Depositary Shares have been duly executed and countersigned in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Depositary Shares will be validly issued, fully paid and nonassessable.

6. With respect to any series of Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (i) the applicable warrant agreement has been duly authorized, executed and delivered by the Company and the warrant agent thereto, (ii) the terms of the Offered Warrants and their issuance and sale have been duly established in conformity with the applicable warrant agreement (including the authorization of the issuance of the Common Stock, Preferred Stock or the Company Debt Securities to be issued pursuant to such Offered Warrants), (iii) the Offered Warrants have been authorized, offered and sold in accordance with the applicable warrant agreement, the Registration Statement, including the prospectus supplement thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iv) the Offered Warrants have been duly executed and delivered by the Company to the purchasers thereof in the manner contemplated in the applicable warrant agreement upon payment of the agreed-upon consideration therefor, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Company Debt Securities, Preferred Stock or Depositary Shares), will be binding obligations of the Company.

7. With respect to any rights to be offered pursuant to the Registration Statement (the “Offered Rights”), when (i) the applicable rights agreement has been duly authorized, executed and delivered by the Company and the other rights agent thereto, (ii) the terms of the Offered Rights and their issuance and sale thereof have been duly established in conformity with the applicable rights agreement (including the authorization of the issuance of any Common Stock or Preferred Stock to be issued pursuant to such Offered Rights), (iii) the Offered Rights have been authorized, offered, and sold in accordance with the applicable rights agreement, the Registration Statement, including the prospectus supplement thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iv) the Offered Rights have been duly executed and delivered by the Company to the purchasers thereof in the manner contemplated in the applicable rights agreement upon payment of the agreed-upon consideration therefor, the Offered Rights, will be binding obligations of the Company.

8. With respect to any Units to be offered pursuant to the Registration Statement (the “Offered Units”), when (i) the applicable unit agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (ii) the terms of the Offered Units and the related Offered Securities and their issuance and sale thereof have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the Offered Units (including authorization of the issuance of any Offered Securities to be issued pursuant to such Offered Units), (iii) the Offered Units have been authorized, offered and sold in accordance with the applicable unit agreement, the Registration Statement, including the prospectus supplement thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iv) the Offered Units have been duly executed and delivered by the Company to the purchasers thereof in the manner contemplated in the applicable unit agreements upon payment of the agreed-upon consideration therefor, the Offered Units will be binding obligations of the Company.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Offered Security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the Delaware Revised Uniform Limited Partnership Act and the corporate laws of the State of Maryland and the State of New York,

in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, and we do not express any opinions as to the laws of any other jurisdiction. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist. We undertake no obligation to advise you of developments occurring after the date hereof or of facts or circumstances brought to our attention after the date hereof.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP

BAKER & McKENZIE LLP

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